EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	--or--	Noelle Faris Investor Relations Akamai Technologies 617-444-4676 nfaris@akamai.com

AKAMAI REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS

•	Revenue of $240.0 million, up 14 percent year-over-year

•	GAAP net income of $40.9 million, or $0.22 per diluted share, up 10 percent year-over-year

•	Fully taxed normalized net income* of $66.0 million, or $0.35 per diluted share, up 14 percent year-over-year

•	Board of Directors authorizes $150 million extension of share repurchase program

CAMBRIDGE, Mass. – April 28, 2010 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leader in powering video, dynamic transactions and enterprise applications online, today reported financial results for the first quarter ended March 31, 2010. Revenue for the first quarter 2010 was $240.0 million, a 14 percent increase over first quarter 2009 revenue of $210.4 million, and a 1 percent increase over fourth quarter 2009 revenue of $238.3 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the first quarter of 2010 was $40.9 million, or $0.22 per diluted share, a 10 percent increase from first quarter 2009 GAAP net income of $37.1 million, or $0.20 per diluted share, and a 2 percent increase from fourth quarter 2009 GAAP net income of $40.1 million, or $0.21 per diluted share.

The Company generated fully taxed normalized net income* of $66.0 million, or $0.35 per diluted share, in the first quarter of 2010, a 14 percent improvement over first quarter 2009 fully taxed normalized net income of $57.7 million, or $0.31 per diluted share, and up 5 percent from fourth quarter 2009 fully taxed normalized net income of $62.9 million, or $0.34 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“We are very pleased with our strong start to the year,” said Paul Sagan, president and CEO of Akamai. “We are seeing exciting developments in cloud computing, video distribution over the Internet and online advertising, which contributed to our accelerated growth this quarter.”

Adjusted EBITDA* for the first quarter of 2010 was $118.1 million, up from $111.6 million in the prior quarter and $100.3 million in the first quarter of 2009. Adjusted EBITDA margin* for the first quarter was a record 49 percent, up 1 point from the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $87.8 million in the first quarter of 2010 or 37% of revenue. At the end of the first quarter of 2010, the Company had approximately $1.1 billion in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 18 percent and 28 percent, respectively, of revenue for the first quarter 2010.

The Company also announced that its Board of Directors has authorized a $150 million extension of its share repurchase program, which is expected to be funded by cash from operations. The Company plans to use this program over the next several quarters with a goal to offset dilution created by its ongoing equity compensation programs.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit the Company to repurchase shares when the Company might otherwise be precluded from doing so under insider trading laws. The Company may choose to suspend or discontinue the repurchase program at any time.

“We are pleased that the Board authorized a continuation of our share repurchase program, which we plan to fund out of our operating cash flow while maintaining our flexibility to make strategic investments,” said JD Sherman, CFO of Akamai. “The program reflects our continued confidence in the future of our business and our focus on providing an attractive return on investment to our shareholders.”

During the first quarter of 2010, the Company repurchased approximately 834,000 shares of common stock for an aggregate of $21.9 million at an average price of $26.26 per share. As of March 31, 2010, the Company had repurchased a total of 4.2 million shares for an aggregate of $88.2 million at an average price of $21.20 per share under the share repurchase program that was approved by the Board of Directors in April 2009.

As of March 31, 2010, the Company had approximately 172 million shares of common stock outstanding.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-700-6067 (or 1-617-213-8834 for international calls) and using passcode No. 80731954. A live Webcast of the call may be accessed at www.akamai.com in the Investors section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 29622786.

The Akamai Difference

Akamai® provides market-leading managed services for powering video, dynamic transactions, and enterprise applications online. Having pioneered the content delivery market one decade ago, Akamai’s services have been adopted by the world’s most recognized brands across diverse industries. The alternative to centralized Web infrastructure, Akamai’s global network of tens of thousands of distributed servers provides the scale, reliability, insight and performance for businesses to succeed online. Akamai has transformed the Internet into a more viable place to inform, entertain, advertise, interact, and collaborate. To experience The Akamai Difference, visit www.akamai.com and follow @Akamai on Twitter.

Financial Statements

Condensed Consolidated Balance Sheets

(amounts in thousands)

(unaudited)

	Mar. 31, 2010	Dec. 31, 2009
Assets
Cash and cash equivalents	$173,224	$181,305
Marketable securities	431,296	384,834
Restricted marketable securities	602	602
Accounts receivable, net	148,696	154,269
Deferred income tax assets, current portion	55,918	8,514
Prepaid expenses and other current assets	44,689	31,649

Current assets	854,425	761,173
Marketable securities	491,231	494,707
Restricted marketable securities	28	36
Property and equipment, net	190,211	182,404
Goodwill and other intangible assets, net	513,512	517,620
Other assets	12,216	4,416
Deferred income tax assets, net	55,060	127,154

Total assets	$2,116,683	$2,087,510

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$78,479	$92,563
Other current liabilities	31,055	34,975
Convertible notes, current portion	199,725	199,755

Current liabilities	309,259	327,293
Other liabilities	26,975	21,495

Total liabilities	336,234	348,788
Stockholders’ equity	1,780,449	1,738,722

Total liabilities and stockholders’ equity	$2,116,683	$2,087,510

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Revenues	$240,029	$238,305	$210,368

Costs and operating expenses:
Cost of revenues * †	67,474	67,580	60,362
Research and development *	13,179	12,520	10,856
Sales and marketing *	49,668	51,608	42,270
General and administrative * †	39,550	40,233	36,068
Amortization of other intangible assets	4,108	4,142	4,239
Restructuring charge	—	—	454

Total costs and operating expenses	173,979	176,083	154,249

Operating income	66,050	62,222	56,119
Interest income, net	(2,662)	(2,841)	(4,030)
Gain on investments, net	—	(2)	(455)
Other loss (income), net	75	496	(1,134)

Income before provision for income taxes	68,637	64,569	61,738
Provision for income taxes	27,759	24,489	24,657

Net income	$40,878	$40,080	$37,081

Net income per share:
Basic	$0.24	$0.23	$0.22
Diluted	$0.22	$0.21	$0.20

Shares used in per share calculations:
Basic	171,101	170,936	170,519
Diluted	189,013	188,621	188,183

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Cash flows from operating activities:
Net income	$40,878	$40,080	$37,081
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	33,170	32,783	28,888
Stock-based compensation	19,108	16,798	15,067
Provision for deferred income taxes, net	24,638	19,922	22,877
Excess tax benefits from stock-based compensation	(3,173)	(865)	(325)
Loss (gain) on investments and disposal of property and equipment, net	19	(24)	(434)
Provision for doubtful accounts	1,153	2,466	1,158
Changes in operating assets and liabilities:
Accounts receivable	2,582	(5,054)	4,719
Prepaid expenses and other current assets	(11,378)	5,707	(3,807)
Accounts payable, accrued expenses and other current liabilities	(13,320)	13,692	(17,315)
Accrued restructuring	(45)	(45)	(161)
Deferred revenue	(2,409)	3,610	106
Other noncurrent assets and liabilities	(3,470)	(4,201)	2,615

Net cash provided by operating activities	87,753	124,869	90,469

Cash flows from investing activities:
Cash paid for acquired business	—	—	(5,779)
Purchases of property and equipment and capitalization of internal-use software costs	(35,190)	(29,244)	(23,067)
Proceeds from sales and maturities of short- and long-term marketable securities	187,557	148,801	74,776
Purchases of short- and long-term marketable securities	(232,065)	(259,557)	(79,980)
Increase in other investments	(500)	—	—
Proceeds from the sale of property and equipment	23	61	2
Decrease in restricted investments held for security deposits	8	—	—

Net cash used in investing activities	(80,167)	(139,939)	(34,048)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	4,046	7,965	3,764
Excess tax benefits from stock-based compensation	3,173	865	325
Repurchase of common stock	(22,245)	(14,929)	—

Net cash (used in) provided by financing activities	(15,026)	(6,099)	4,089

Effects of exchange rate changes on cash and cash equivalents	(641)	(328)	(1,374)

Net (decrease) increase in cash and cash equivalents	(8,081)	(21,497)	59,136
Cash and cash equivalents, beginning of period	181,305	202,802	156,074

Cash and cash equivalents, end of period	$173,224	$181,305	$215,210

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Supplemental financial data (in thousands):
Stock-based compensation:
Cost of revenues	$701	$613	$561
Research and development	3,993	3,364	2,726
Sales and marketing	9,024	7,560	7,040
General and administrative	5,390	5,261	4,740

Total stock-based compensation	$19,108	$16,798	$15,067
Depreciation and amortization:
Network-related depreciation	$23,055	$22,737	$19,414
Capitalized stock-based compensation amortization	1,875	1,851	1,307
Other depreciation and amortization	3,922	3,843	3,717
Amortization of other intangible assets	4,108	4,142	4,239

Total depreciation and amortization	$32,960	$32,573	$28,677
Capital expenditures:
Purchases of property and equipment	$28,203	$22,462	$15,774
Capitalized internal-use software	6,987	6,782	7,293
Capitalized stock-based compensation	1,477	1,755	1,908

Total capital expenditures	$36,667	$30,999	$24,975
Net increase in cash, cash equivalents, marketable securities and restricted marketable securities	$34,897	$88,208	$76,852
End of period statistics:
Number of customers under recurring contract	3,254	3,122	2,950
Number of employees	1,838	1,750	1,578
Number of deployed servers	65,563	61,553	48,865

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which makes comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “fully taxed normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, certain gains and losses on investments and loss on early extinguishment of debt. Akamai considers fully taxed normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “fully taxed normalized net income per share” as fully taxed normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculation. Akamai considers fully taxed normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of a non-cash item.

Adjusted EBITDA and fully taxed normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Fully taxed normalized net income and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended
	Mar. 31, 2010	Dec. 31, 2009	Mar. 31, 2009
Net income	$40,878	$40,080	$37,081
Amortization of other intangible assets	4,108	4,142	4,239
Stock-based compensation	19,108	16,798	15,067
Amortization of capitalized stock-based compensation	1,875	1,851	1,307
Gain on investments, net	—	(2)	(455)
Utilization of tax NOLs/credits *	—	—	—
Restructuring charge	—	—	454

Total fully taxed normalized net income:	65,969	62,869	57,693

Interest income, net	(2,662)	(2,841)	(4,030)
Provision for income taxes	27,759	24,489	24,657
Depreciation and amortization	26,977	26,580	23,131
Other loss (income), net	75	496	(1,134)

Total Adjusted EBITDA:	$118,118	$111,593	$100,317

Fully taxed normalized net income per share:
Basic	$0.39	$0.37	$0.34
Diluted	$0.35	$0.34	$0.31

Shares used in per share calculations:
Basic	171,101	170,936	170,519
Diluted	189,013	188,621	188,183

* Previously reported Utilization of tax NOLs/credits	$—	$22,553	$22,851

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and the markets in which we operate and expected cash flows from operations to be used to fund the share repurchase program and potential strategic initiatives. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure to maintain the prices we charge for our services, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, inability to continue to generate positive cash flow, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, inability to realize the benefits of our net operating loss carryforward, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.